                                                                   EXHIBIT 12.01

                        SHOWBOAT, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                        THREE MONTHS
                                                                            ENDED
                                  YEAR ENDED DECEMBER 31,                 MARCH 31,
                          -------------------------------------------  ----------------
                           1989     1990     1991     1992     1993     1993     1994
                          -------  -------  -------  -------  -------  -------  -------
                                     (IN THOUSANDS, EXCEPT RATIO DATA)
Income before income
 taxes and extraordinary
 items..................  $11,134  $ 2,529  $10,102  $22,614  $23,938  $ 3,186  $ 5,689
                          -------  -------  -------  -------  -------  -------  -------
Add:
  Fixed Charges:
    Interest--expensed..   28,038   28,099   27,497   25,335   24,696    4,900    6,202
    Interest--capital-
     ized...............               248                      1,085      189      449
    Portion of rents
     representative of
     the interest
     factor.............    6,965    7,471    7,710    8,096    8,467    2,031    2,155
                          -------  -------  -------  -------  -------  -------  -------
Total fixed charges (1).   35,003   35,818   35,207   33,431   34,248    7,120    8,806
                          -------  -------  -------  -------  -------  -------  -------
Less:
  Interest--capitalized.               248                      1,085      189      449
                          -------  -------  -------  -------  -------  -------  -------
Earnings as adjusted(2).  $46,137  $38,099  $45,309  $56,045  $57,101  $10,117  $14,046
                          =======  =======  =======  =======  =======  =======  =======
Ratio of earnings to
 fixed charges(2)/(1)...     1.32x    1.06x    1.29x    1.68x    1.67x    1.42x    1.60x
                          =======  =======  =======  =======  =======  =======  =======
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